Exhibit 10.3

Dated as of September 14, 2005

Global Services Partners Acquisition Corp.

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer and director of Global Services Partners Acquisition Corp. (the “Company”), and President and a member of Tholons Capital, LLC, a Delaware limited liability company (“TC”), a security holder of the Company, in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the shares of Class B common stock sold in the Company’s IPO and (ii) liquidate as soon as reasonably practicable. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to TC’s Insider Securities (each a “Claim”) and hereby waives, and shall cause TC to waive, any Claim he or it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to, and shall cause TC to, indemnify and hold harmless the Company together with Abhishek Jain and Rahul Prakash (collectively with the undersigned, the “Indemnifiers”) against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to cause TC to sell any of its Insider Securities until the Company’s completion of a Business Combination.

7. The undersigned agrees to be the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Avinash Vashistha

/s/ AVINASH VASHISTHA
Signature

Exhibit A

Avinash Vashistha has been our Executive Vice President, Chief Financial Officer and a member of our Board of Directors since our inception. In February 2006, Mr. Vashistha founded Tholons, Inc., a business process services industry advisory firm, and since its inception, Mr. Vashistha has served as Tholons’ Chairman and Chief Executive Officer. From 2000 until February 2006, Mr. Vashistha served as a Managing Partner, Director and Chairman of neoIT, a company he co-founded, and also served as its Managing Director for Asia-Pacific operations. neoIT is an advisory and management firm that advises clients regarding offshore IT and business services. In his roles at neoIT, Mr. Vashistha directly assisted clients in outsourcing more than $2 billion of business and IT services offshore. Since December 2004, Mr. Vashistha has been the President and a member of Tholons Capital LLC, a private equity firm. Mr. Vashistha co-authored the book, The Offshore Nation, published by McGraw-Hill and lectures on globalization in international media and industry forums. From 1996 to 2000, Mr. Vashistha worked for Nortel Corporation, a New York Stock Exchange listed communications equipment manufacturer, where he served as Director of International Research and Development Operations (India). In this capacity, Mr. Vashistha established and headed Nortel’s Indian outsourcing operations, which was comprised of more than 1,500 personnel. From 1992 to 1996, as Director of European Delivery (U.K.) for Nortel, Mr. Vashistha led the design, development, deployment and support of large telecommunications networks for major U.K. and European clients. Mr. Vashistha also initiated offshoring work for Nortel to Vietnam, Turkey, Ireland, Israel, Russia and India. Mr. Vashistha was a Senior Manager with Nortel from 1990 to 1991 in the U.S. responsible for network management, client solutions, deployment and support. Prior to working at Nortel, Mr. Vashistha worked with AT&T, Verizon and Lucent in the U.S., designing and creating telecom, network, and enterprise client solutions. Mr. Vashistha received a B.Tech. from the Indian Institute of Technology in Kanpur, India, an M.S. from the University of Alberta, Canada and an M.B.A. from the University of Phoenix.